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                                                                     EXHIBIT 4.1

                             FORM LOCK-UP AGREEMENT

EnviroClean International Corporation
12750 Merit Drive, Suite 770
Dallas, Texas   75251

     Re: PROPOSED FILING OF FORM 10-SB BY ENVIROCLEAN INTERNATIONAL CORPORATION
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Dear Sirs:

         The undersigned, a shareholder of EnviroClean International Corporation, (the "Company"), understands that the Company proposes to file with the Securities and Exchange Commission ("SEC") a Form 10-SB (the "Form 10-SB") pursuant to the Securities Exchange Act of 1934, as amended with a view toward becoming a full reporting Company under such statute, thus creating the statutory foundation for the development of a public market for the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such a filing of a Form 10-SB will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, except for the "Allowable Transactions" defined herein, during the period of twelve (12) months following the completion of one year from the date that the Form 10-SB becomes "effective" pursuant to notice to the Company by the SEC (the "Effective Date"), the undersigned will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of hypothecate, or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (collectively the "Lock-Up Provisions").

         The Company's consent, however, is not required for the following transfers ("Allowable Transactions"): (a) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (b) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (c) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (d) after expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (e) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions, (f) a bona fide gift or gifts made by the undersigned, provided that the donee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such gift; (g) a distribution to partners or stockholders

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of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such distribution, or (h) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such transfer.

                                Very truly yours,

                                Name:
                                     ----------------------------
                                Title:
                                      ---------------------------
                                Signature:
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                                EnviroClean International, Inc.